UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): May 13, 2004

                             MCCARTHY GRENACHE, INC,
                            -------------------------
             (Exact name of registrant as specified in its charter)

                                Nevada 88-0412635
          (State of organization) (I.R.S. Employer Identification No.)

                 1516 E Tropicana Ave Suite 195, Las Vegas 89119
                 -----------------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (702) 597-2786
                                                           --------------

Item 5. Other Events and Regulation FD Disclosure

Based on an executed Memorandum of Understanding dated 04/24/2004, which the company received on or about 5/2/2004, Soma Petroleum LLC (A Nevada Limited Liability Company - "SP LLC) - owned 50% through Striker, LLC, a Nevada Limited Liability Company and wholly owned subsidiary of the Company, was granted The oil and gas exploration rights to certain specific areas of the Republic of Somaliland by the Ministry of Water and Mineral Resources Hargeisa ("the MOU").

Based on the MOU and previous drafts regarding the rights granted, on 4/6/2004, SP LLC entered into a binding LLC Membership Interest Purchase Agreement to be closed on 5/13/2004, with The Equitable Life Investment Company Inc - A Canadian corporation (symbol: EQCFF, "Equitable").

On 5/13/2004 the Agreement with Equitable was closed. SP LLC received as the Purchase Price and capital contribution 2,000,000 shares of Equitable. These certificates are subject to Rule 144, and are therefore restricted from trade untill 5/10/2005. Upon receiving the consideration, SP LLC issued membership certificates to Equitable, representing 50% of all rights and ownership in SP LLC. After the closing, the Company (through Striker, LLC) owns 25% of SP LLC, and transferred all management rights to Equitable.

Item 7. Exhibit

We are filing the exhibits listed below with this Report:

3.1     LLC Operating Agreement

10.1    LLC Membership Interest Purchase Agreement


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New McCarthy Grenache
By: /s/ Guy Ravid
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Guy Ravid,
Director

Dated: May 19, 2004